UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2013

INVESTORS REAL ESTATE TRUST
 (Exact name of Registrant as specified in its charter)

North Dakota	000-14851	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
 Minot, ND 58702-1988
 (Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 20, 2012, Investors Real Estate Trust (the "Company") and IRET Properties, A North Dakota Limited Partnership (the "Operating Partnership") entered into a continuous equity offering program sales agreement, dated January 20, 2012 (the "Sales Agreement"), with the third-party financial services provider named therein (the "Sales Agent"), pursuant to which the Company could offer and sell Common Shares having an aggregate offering price of up to $100 million (the "Shares") from time to time through the Sales Agent (the "2012 ATM Program").  As of April 1, 2013, the Company had issued and sold approximately $26.7 million of the Shares, registered on the Company's registration statement on Form S-3 (File No. 333-165977) (the "Registration Statement"), pursuant to which the Company had registered its shares of beneficial interest having an aggregate offering price of $150 million. As of April 1, 2013, the Company had not issued any shares registered on the Registration Statement other than the approximately $26.7 million of the Shares under the 2012 ATM Program.
On April 1, 2013, the Company, the Operating Partnership and the Sales Agent mutually agreed to terminate the Sales Agreement. As a result, the Company has terminated the 2012 ATM Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: April 1, 2013	By:/s/ Timothy P. Mihalick Timothy P. Mihalick President & Chief Executive Officer